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Exhibit 10.30

Motorola Mid Range Incentive Plan (MRIP) of 2003

ELIGIBILITY

        Senior and Executive Vice Presidents and other key employees of Motorola or a subsidiary, as recommended by the CEO and approved by the Compensation and Leadership Committee of the Board of Directors ("Committee"), are eligible to participate in the Motorola Mid Range Incentive Plan (MRIP) of 2003. The Chief Operating Officer and the Chief Executive Officer are also eligible to participate as approved by the Committee.

PARTICIPATION

        Generally, officers who become eligible to participate during the first quarter of the performance cycle will participate in the full two-year performance cycle. The participation of Officers who are promoted or newly hired after the first quarter of the performance cycle shall be at the discretion of the Chief Executive Officer.

OVERVIEW

        Here is an overview of the 2003 MRIP:

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Performance Cycle

  The 2003 MRIP is based upon a single two-year performance cycle commencing January 1, 2003.

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Performance Measures

  Performance will be measured and based on cumulative improvement in the economic profit and cumulative sales growth during the two-year performance cycle of Motorola, Inc. Economic profit is defined as net operating profit after tax minus a capital charge.

  Net operating profit after tax and sales for each year during the performance cycle shall be determined in accordance with generally accepted accounting principles but shall exclude the effect of all acquisitions with a purchase price of $250 million or more, all gains or losses on the sale of a business, any asset impairment equal to $100 million or more, and any other special items designated by the Committee.

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Maximum Earned Award

  A participant's maximum earned award will be two times his/her target award. A participant's target award is established at the commencement of the performance cycle based on a percentage of the participant's base pay at January 1, 2003.

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The Payout Process
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All earned awards will be paid in cash. Payments will be made as soon as administratively practicable following the close of the performance cycle.

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A participant has no right to any award until that award is paid.

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If the Committee determines, in its sole discretion, that a participant has willfully engaged in any activity at any time, prior to the payment of an award, that the Committee determines was, is, or will be harmful to the Company, the participant will forfeit any unpaid award.

SITUATIONS AFFECTING 2003 MRIP

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Change in Employment
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Generally, a participant will be eligible for payment of an earned award only if employment continues until the award payout date.

  •
  Pro rata awards may be possible, however, depending upon the type of the employment termination. The table below summarizes how earned awards will generally be prorated in accordance with the type of employment termination:

If employment terminates due to...	The earned award will be...
Death	Pro rata award based on the number of completed months of employment within the performance cycle.
Total and Permanent Disability	Pro rata award based on the number of completed months of employment within the performance cycle.
Retirement	Pro rata award based on the number of completed months of employment within the performance cycle.
Termination of Employment or Service Because of Serious Misconduct	Forfeited.
Change in Employment in Connection with a Divestiture	Forfeited.
Termination of Employment or Service for any Other Reason than Described Above	Forfeited.

        The prorated payout will be based on final performance results and paid as soon as administratively practicable after the end of the performance cycle.

        For purposes of the 2003 MRIP, "Total and Permanent Disability" and "Retirement" will be defined as set forth below:

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  Total and Permanent Disability means for (x) U.S. employees, entitlement to long-term disability benefits under the Motorola Disability Income Plan, as amended and any successor plan and (y) non-U.S. employees, as established by applicable Motorola policy or as required by local regulations.

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  Retirement means retirement from Motorola or a Subsidiary as follows:

  (i)
  Retiring at or after age 55 with 20 years of service;

  (ii)
  Retiring at or after age 60 with 10 years of service;

  (iii)
  Retiring at or after age 65, without regard to years of service;

  (iv)
  Retiring with any other combination of age and service, at the discretion of the Committee.

        Years of service will be based on the participant's Service Club Date.

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Change of Control

  If Motorola undergoes a Change of Control as defined in the Omnibus Incentive Plan of 2002 ("Omnibus Plan"):

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  The cumulative sales growth and cumulative EP improvement will be determined as of the effective date of the Change of Control.

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  Pro rata award payments will be made based on the number of completed months of the cycle as of the effective date of the Change of Control.

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  Awards will be paid in cash as soon as administratively practicable following the effective date of the Change of Control.

DEFINITION OF TERMS

        "Subsidiary" means an entity of which Motorola owns directly or indirectly at least 50% and that Motorola consolidates for financial reporting purposes.

        "Serious Misconduct" means any misconduct identified as a ground for termination in the Motorola Code of Business Conduct, or human resources policies, or other written policies or procedures.

        If a term is used but not defined, it has the meaning given such term in the Omnibus Plan.

RESERVATION AND RETENTION OF COMPANY RIGHTS

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  The selection of any employee for participation in the 2003 MRIP will not give that participant any right to be retained in the employ of the Company.

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  Participation in the 2003 MRIP is completely at the discretion of Motorola, and Motorola's decision to make an award in no way implies that similar awards may be granted in the future.

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  Anyone claiming a benefit under the 2003 MRIP will not have any right to or interest in any awards unless and until all terms, conditions, and provisions of 2003 MRIP that affect that person have been fulfilled as specified herein.

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  No employee will at any time have a right to be selected for participation in a future plan for any fiscal year, despite having been selected for participation in a previous fiscal year.

GOVERNANCE

        It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the 2003 MRIP, all of which will be binding upon the participant.

AMENDMENT, MODIFICATION, and TERMINATION

        The Committee may amend, modify, or terminate the 2003 MRIP provided, however, that no such amendment, modification, or termination in any way adversely affects a participant's rights to an outstanding award without the participant's written consent.

MISCELLANEOUS PROVISIONS

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  Award opportunities may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

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  The Company will have the right to require participants to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements, or to deduct from any or all payments under the 2003 MRIP amounts sufficient to satisfy all withholding tax requirements.

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  To the extent permitted by law, amounts paid under the 2003 MRIP will not be considered to be compensation for purposes of any benefit plan or program maintained by the Company.

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  All obligations of the Company under the 2003 MRIP with respect to payout of awards, and the corresponding rights granted thereunder, will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other acquisition of all or substantially all of the business and/or assets of the Company.

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  In the event that any provision of the 2003 MRIP will be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the plan, and the 2003 MRIP will be construed and enforced as if the illegal or invalid provision had not been included.

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  No participant or beneficiary will have any interest whatsoever in any specific asset of the Company. To the extent that any person acquires a right to receive payments under the 2003 MRIP, such right will be no greater than the right of any unsecured general creditor of the Company.

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  To the extent not preempted by federal law, the 2003 MRIP, and all agreements hereunder, will be construed in accordance with and governed by the laws of the state of Illinois without giving effect to the principles of conflicts of laws.

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  Exhibit 10.30
Motorola Mid Range Incentive Plan (MRIP) of 2003